FOR IMMEDIATE RELEASE

NTR ACQUISITION CO. TO ACQUIRE KERN OIL & REFINING CO.

NTR Announces First Acquisition of Targeted Refining Assets

NTR To Become NTR Energy Co.

Danbury, CT and Bakersfield, CA, November 5, 2007 - NTR Acquisition Co. (“NTR”) (AMEX, Units: NTQ.U, Common Stock: NTQ, Warrants: NTQ.WS), a special purpose acquisition company focused on the petroleum refining and marketing industry, today announced that it has agreed to acquire Kern Oil & Refining Co. (“Kern”), a privately-held independent petroleum refining and marketing company from Casey Co., Kern’s sole shareholder. Under the terms of the acquisition, NTR will pay cash consideration of $286.5 million. In addition, NTR will acquire for cash inventory and other net working capital of Kern at the time of closing, currently estimated by the seller to be $35 million. The acquisition, which was unanimously approved by NTR’s Board of Directors, is subject to NTR shareholder approval, applicable regulatory approvals and other customary closing conditions. NTR anticipates completing the transaction in the first quarter of 2008.

In connection with this acquisition, Occidental Petroleum Corporation (NYSE: OXY) (“Occidental”) has agreed to make a $35 million investment in NTR in the form of a convertible preferred security. Occidental, currently a crude oil supplier to Kern, has significant oil production operations in California.

Following the closing of the transaction, NTR Acquisition Co. plans to change its name to NTR Energy Co. and its units, common stock and warrants will continue to be listed on AMEX under the tickers NTQ.U, NTQ and NTQ.WS, respectively.

Located in Bakersfield, CA, Kern’s refinery has a rated crude oil processing capacity of 27,000 barrels per stream day. Its product slate consists of California-approved gasoline and diesel fuel, atmospheric gas oil, fuel oil and aliphatic solvents, which are marketed in California and neighboring states. Kern processes primarily San Joaquin Valley crude oils. The refinery operations generated, according to Kern’s records, an annual average EBITDA of $57 million in the 2004 to 2006 period and approximately $44 million in the first seven months of fiscal year 2007. As presented, EBITDA consists of earnings before interest, taxes, depreciation and amortization and is not a US GAAP measure. For the purpose of this calculation, EBITDA has been adjusted to exclude: a) the results of a business spun-off to the seller

(as sole shareholder) earlier in 2007, b) historical hedging losses and gains, c) LIFO inventory reserve changes, and d) expenditures for discretionary management bonuses.

“Kern provides an ideal platform for NTR to execute its business plan with the availability of heavy crude oil, reliable operations and an experienced management team,” said Mario E. Rodriguez, Chief Executive Officer of NTR. “Working closely with Kern management, we have already identified strategic initiatives to expand the conversion capacity of the refinery and to improve its product yield, which represent exciting growth opportunities in the short and long-term. We are pleased to have agreed to our first acquisition within nine months of our IPO and we look forward to capitalizing on additional acquisition opportunities that, like Kern, fit within our stated investment criteria. In addition, our partnership with Occidental Petroleum will help us build on Kern’s success.”

“I am excited about NTR’s acquisition of Kern, and the company’s employees are looking forward to their new relationship with NTR,” said Larry Delpit, President of Casey Co., Kern’s parent company and its sole shareholder. “NTR’s commitment to upgrading Kern’s refining facilities is extremely encouraging and should provide the refinery significant increased profit potential. Kern has a great team of experienced, hard-working and dedicated employees, many of whom I have worked with for over thirty years, and I am pleased that NTR has recognized their contributions and accomplishments through this acquisition.”

Occidental’s strategic investment should further enhance NTR’s ability to make certain capital expenditures in Kern’s operations. These investments are expected to expand Kern’s conversion capacity and reconfigure the refinery to benefit from the availability of heavy California crude oil. They are also expected to result in the improvement of Kern’s refined products yield and better enable the company to supply the California market with clean fuels in a safe and environmentally sound manner.

NTR plans to finance the acquisition with cash on hand, proceeds from the issuance of the convertible preferred to Occidental Petroleum and has received a proposal for a $120 million senior secured revolving credit facility.

Simmons & Company International is serving as financial advisor to Kern. Cleary Gottlieb Steen & Hamilton LLP is serving as outside legal counsel for NTR and JonesDay is serving as outside legal counsel for Kern.

Investor Conference Call and Webcast

NTR will be hosting a conference call for investors at 10:00 AM Eastern / 7:00 AM Pacific. The dial-in details are:

Domestic: (866) 356-4279
International: (617) 597-5394
Participant Passcode: 50343133.

To access a webcast of the conference call, please register via NTR’s website: www.ntracq.com

About NTR Acquisition Co.

NTR is a special purpose acquisition company organized under the laws of the State of Delaware on June 2, 2006. NTR was formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets in the energy industry, with a particular focus on businesses or assets involved in the refining, distribution and marketing of petroleum products in North America.

About Kern Oil & Refining Co.

Kern Oil & Refining Co. (“Kern”) is an independent petroleum refining and marketing company with its refinery facility located in Bakersfield, California.  The company’s primary products include California-approved diesel fuel and gasoline, atmospheric gas oil, fuel oil and aliphatic solvents, which are marketed mainly in California and its neighboring states. Kern processes primarily San Joaquin Valley and Kern County, California, crude oils. Kern qualifies for state and federal “small refiner” status.

Kern employs about 110 people and is committed to providing a safe working environment for its employees while working diligently to provide cleaner fuels.

Forward Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Although NTR believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. Among the many factors that could cause actual results to differ from forward-looking statements contained herein and in the exhibits hereto include: economic, business and political conditions in the United States and abroad; fluctuations in oil and gas prices; the availability of and ability to access crude oil supply; changes in demand; costs and results of future capital improvements; changes in applicable laws and regulations; the ability to obtain required approvals from NTR’s shareholders or regulatory approvals for the acquisition; risks that closing of the transaction is substantially delayed or does not occur at all; risks that Kern’s business will not be integrated successfully with NTR’s; and other risk factors set forth from time to time in NTR’s filings with the U.S. Securities and Exchange Commission (available at www.sec.gov). The inclusion of any forward-looking statement in this press release should not be regarded as a representation by NTR that NTR’s objectives will be achieved. NTR undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media:

Kal Goldberg, (212) 850-5731 / (917) 741-1013
Shannon Stucky, (212) 850-5755 / (646) 520-8366

Investors:

Mario E. Rodriguez, (212) 297-6251
Bill Hantke, (203) 546-3437
Mark McCall, (212) 850-5641 / (773) 255-1283